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                                                                     Exhibit 1.1

                          CAROLINA BANK HOLDINGS, INC.

                                  Common Stock
                                ($1.00 par value)

                             UNDERWRITING AGREEMENT

                               ____________, 2002

McKinnon & Company, Inc.
555 Main Street, Suite 1212
Norfolk, VA 23510

Gentlemen:

     Carolina Bank Holdings, Inc., a corporation organized under North Carolina law ("the Company" or the "Company"), proposes to employ you ("you" or the "Underwriter") as agent of the Company, to assist in the sale on a best efforts basis of up to 700,000 shares of the Company's Common Stock, par value $1.00 (the "Common Stock") (the "Firm Shares"), in a public offering (the "Offering"). In addition, the Company may increase the Offering by up to an additional 105,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are collectively referred to as the "Shares."

     You have advised the Company that you are authorized to enter into this Agreement and that you are willing to sell the Shares on a best efforts basis as agent for the Company.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company and the Underwriter hereby agree as follows:

     1. Representations and Warranties of the Company. The Company represents and warrants as follows:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form SB-2 (File No. 333-______), including a preliminary prospectus, relating to the Shares. Such registration statement as amended at or after the time that it becomes effective is referred to collectively as the "Registration Statement," and the prospectus in the form filed with the Commission as part of the Registration Statement or pursuant to its Rule 424(b), if any, including any amendment or supplement thereto, after the Registration Statement becomes effective are referred to collectively as the "Prospectus."

          (b) Each Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto when so filed complied in all material respects with the provisions of the Securities Act; except that this representation and warranty

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McKinnon & Company, Inc.
____________, 2002
Page 2

does not apply to statements in or omissions from information relating to the Underwriter in the last paragraph on the front cover of the Prospectus and in the section of the Prospectus entitled "Underwriting", which were made in reliance upon and conformity with information furnished to the Company by the Underwriter expressly for use therein.

          (c) The Registration Statement in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus filed as part of the Registration Statement and in the form filed with the Commission under its Rule 424(b), if any, will comply in all material respects with the provisions of the Securities Act and will not contain at any such times an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from information relating to the Underwriter in the last paragraph on the front cover of the Prospectus and in the section of the Prospectus entitled "Underwriting", which were made in reliance upon and conformity with information furnished to the Company in writing by the Underwriter expressly for use therein.

          (d) The Company has the capitalization set forth in the Prospectus under the caption "Capitalization." All of the outstanding shares of Common Stock are duly authorized and validly issued, fully paid and non-assessable and free of preemptive or similar rights. The Shares to be issued and sold by the Company have been duly authorized, and upon delivery to the subscribers therefor (the "Subscribers") against payment therefor in accordance with the terms hereof, will have been validly issued and fully paid and will be nonassessable and free of preemptive or similar rights; and the Common Stock conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

          (e) The Company and its wholly owned subsidiaries, Carolina Bank (the "Bank") and CBHI Capital Trust I (the "Trust" and together with the Bank, the "Subsidiaries"), are duly organized and validly existing and in good standing under North Carolina and Delaware law, respectively. There are no other subsidiaries of the Company and there are no subsidiaries of the Subsidiaries. The Company and the Subsidiaries are duly qualified to do business and are in good standing in all jurisdictions that require such qualification or in which the failure to qualify in such jurisdictions could have, in the aggregate, material adverse effect on the business, condition or properties of the Company or the Subsidiaries. The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities necessary for the conduct of their businesses as described in the Prospectus and own, or possess adequate rights to use, all material rights necessary for the conduct of their business and have not received any notice of conflict with the asserted rights of others in respect thereof; and the Company and the Subsidiaries have the corporate power and authority to own their properties and conduct their businesses as described in the Prospectus.

          (f) All of the outstanding shares of capital stock of the Subsidiaries are owned by the Company (except for ______ shares of preferred stock of the Trust), have been duly authorized and are validly issued, fully paid and nonassessable (except as provided in N.C.G.S. 53-42) and are owned by the Company free and clear of any lien, claim, security interest or other

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McKinnon & Company, Inc.
____________, 2002
Page 3

encumbrance. None of the Company's issued and outstanding shares of Common Stock was issued in violation of the Securities Act.

          (g) The Company and the Subsidiaries have good and marketable title to all property described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus (or in a document filed as an exhibit to the Registration Statement) or such as are not material and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiaries taken as a whole, and the property held under lease by the Company or the Subsidiaries is held under valid and enforceable leases with only such exceptions as in the aggregate are not material and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole; provided that no representation or warranty is made hereby to the title of the lessor of any such property.

          (h) There are no legal or governmental proceedings pending, or to the knowledge of the Company threatened, required to be described in the Registration Statement or the Prospectus that are not described as required, and there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

          (i) Neither the Company nor either Subsidiary is in violation of its articles of incorporation or bylaws or other organizational document or operating agreement or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or a Subsidiary is a party or by which its assets are bound. Neither the issuance nor the sale of the Shares nor the execution and delivery of this Agreement nor the performance of the obligations of the Company set forth herein nor the consummation of the transactions herein contemplated requires any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act or other securities laws or Blue Sky laws) or will conflict with or constitute a breach of, or default under, the articles of incorporation or bylaws or other organizational document or operating agreement of the Company or a Subsidiary, or constitute a breach or default under any agreement, indenture or other instrument to which the Company or a Subsidiary is a party or by which either of them or their property is bound, or any law, administrative regulation or ruling or court decree applicable to the Company or the Subsidiaries or any of their properties, which breach or default would have a material adverse effect on the business, condition or properties of the Company and the Subsidiaries taken as a whole.

          (j) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, neither the Company nor a Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not

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McKinnon & Company, Inc.
____________, 2002
Page 4

been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or the Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (k) Cherry, Bekaert & Holland, LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement and the Prospectus, have consented in writing to the inclusion of their report in the Prospectus and are independent public accountants as required by the Securities Act.

          (l) The Company's consolidated financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus, present fairly the financial position and the results of operations of the Company and the Subsidiaries at the respective dates or for the respective periods to which they apply; said statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the financial and statistical information and data set forth in the Registration Statement and the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Registration Statement and the Prospectus.

          (m) No holders of securities of the Company have rights to the registration of such securities in the Offering.

          (n) The Company and the Subsidiaries have filed all federal, state and foreign income tax returns that are required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, and are not being contested in good faith.

          (o) The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities that are necessary to the conduct of their respective businesses; and neither the Company nor a Subsidiary has received any notice of proceedings relating to revocation or modification of any such license, certificate or permit.

          (p) The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or a Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor a Subsidiary has been refused any insurance coverage sought or

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McKinnon & Company, Inc.
____________, 2002
Page 5

applied for; and neither the Company nor a Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

          (q) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, except as described in or contemplated by the Prospectus.

          (r) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (s) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (t) The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Prospectus, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's or a Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or a Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

          (u) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company

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McKinnon & Company, Inc.
____________, 2002
Page 6

on the other hand, which is required to be described in the Prospectus which is not so fully and accurately described.

          (v) All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

          (w) The Company is not and, after giving effect to the offer and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (x) Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

          (y) Except as fully and accurately described in the Registration Statement and Prospectus: (i) the Company is in compliance in all material respect with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws"); (ii) the Company has not received any notice from any foreign, federal, state or local governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company will not be required to make any material capital expenditures to comply with Environmental Laws; and (iv) no property which is, or was previously, owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable foreign, federal, state or local law.

          (z) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms.

          (aa) All employee benefit plans established, maintained or contributed to by the Company or a Subsidiary comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no such plan incurred or assumed any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation.

     2. Sale of the Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell through the Underwriter in the Offering up to 700,000 of the Firm Shares. In addition, the Company agrees to issue and sell through the Underwriter up to 105,000 Additional Shares as may be determined in the Company's sole discretion. All Shares to be offered and sold in the Offering shall be issued and sold through the Underwriter, as agent for the Company, to the public and the Underwriter agrees to use its best efforts to sell the Shares as agent for the

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McKinnon & Company, Inc.
____________, 2002
Page 7

Company, at the price per share set forth on the cover page of the Final Prospectus for the Offering (the "Offering Price"). The Company agrees to pay the Underwriter a commission ("Selling Commission) equal to five percent (5%) of the Offering Price of all Shares sold through the Underwriter in the Offering. It shall be the Underwriter's responsibility to compensate any selected dealers out of the commissions that it receives from the Company. The Underwriter may reject any offer to purchase the Shares made through the Underwriter or a selected dealer, in whole or in part, and any such rejection shall not be deemed a breach of the Underwriter's agreement contained herein.

     3. Sales by the Underwriter. It is understood that, after the Registration Statement becomes effective, the Underwriter proposes to sell the Shares to the public as agent for the Company upon the terms and conditions set forth in the Prospectus. The escrow procedures established by the Underwriter shall comply with Commission Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All subscribers to whom the Underwriter directly sells Shares shall be instructed to make their check for payment of the Shares payable to "Carolina Bank Holdings, Inc. Escrow Account." In addition, the Underwriter shall comply with Rule 15c2-4. The Underwriter shall transmit all funds it receives from subscribers to SunTrust Bank, the escrow agent (the "Escrow Agent") by noon of the next business day following receipt thereof. Only broker/dealers who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") that are registered with the NASD and maintain net capital pursuant to Rule 15c3-1 promulgated under the Exchange Act of not less than $25,000 or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Exchange Act, who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein shall be designated selected dealers by the Underwriter. The Underwriter shall require all selected dealers to comply with Rule 15c2-4.

     4. Payment and Delivery. The Underwriter shall direct the Escrow Agent to make payment for the Shares sold hereunder by wire transfer. Such payment is to be made at the offices of Carolina Bank Holdings, Inc., 2604 Lawndale Drive, Greensboro, North Carolina 27408, at 10:00 a.m. local time, on or about ____________, 2002, or at such other time, date and place as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." Unless the transaction is closed book-entry through The Depository Trust Company and no certificates are requested, in which case the procedures applicable thereto shall be complied with, the certificates for the Shares will be delivered in such denominations and in such registrations as the Underwriter requests in writing not later than the third full business day prior to the Closing Date, and will be made available for inspection by the Underwriter at least 24 hours prior to the Closing Date. Such certificates will be delivered by the Company to the Escrow Agent by 12:00 p.m. on the day prior to the Closing Date, along with addressed labels to be used to mail the certificates to the purchasers thereof. The Company shall direct the Escrow Agent to deliver (i) payment of the portion of the Selling Commission due to the Underwriter by wire transfer or certified or bank cashier's check drawn to the order of the Underwriter in next day funds, to the Underwriter on the Closing Date and (ii) payment of the portion of the Selling Commission due to each selected dealer by wire transfer or certified or bank cashier's check

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McKinnon & Company, Inc.
____________, 2002
Page 8

drawn to the order of such selected dealer in next day funds, to each selected dealer on the Closing Date.

     5. Covenants of the Company. The Company covenants and agrees with the Underwriter as follows:

          (a) The Company will endeavor to cause the Registration Statement to become effective and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and when any amendment thereto thereafter becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes and (iv) within the period of time referred to in
Section 5(e), of the happening of any event that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any addition to or change in the Registration Statement or the Prospectus (as then amended or supplemented) to state a material fact required to be stated therein or necessary to make the statements therein not misleading or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (b) The Company will furnish you, without charge, three signed copies of the Registration Statement as originally filed with the Commission and of each amendment to it, including financial statements and all exhibits thereto, and will also furnish to you, such number of conformed copies of the Registration Statement (without exhibits) as originally filed and of each amendment thereto as you may reasonably request.

          (c) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not have been advised previously or to which you shall reasonably object in writing promptly after being so advised.

          (d) Prior to the effective date of the Registration Statement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers to whom Shares may be sold, prior to the effective date of the Registration Statement, of each preliminary Prospectus so furnished by the Company.

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McKinnon & Company, Inc.
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Page 9

          (e) On the effective date of the Registration Statement and thereafter from time to time, for such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, the Company will deliver to you and each dealer through whom Shares may be sold without charge (except as provided below) as many copies of the Prospectus as they may reasonably request. The Company consents to the use of the Prospectus in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers through whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company, or in the opinion of counsel for the Underwriter, requires that a material fact be stated in the Prospectus (as then amended or supplemented) in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act or any other law, the Company at its own expense (except as provided below) will forthwith prepare and file with the Commission an appropriate amendment or supplement thereto, and will furnish to the Underwriter and each dealer through whom Shares may be sold without charge (except as provided below), a reasonable number of copies thereof.

          (f) If required, the Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by you and by dealers through whom Shares may be sold under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in suits, other than those arising out of the offer and sale of the Shares, in any jurisdiction where it is not now so subject.

          (g) The Company will make generally available to its security holders an earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending no later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and any applicable regulation.

          (h) During the period of five years after the Closing Date, the Company will furnish to you without charge (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission and (ii) from time to time such other proper information concerning the business and financial condition of the Company as you may reasonably request.

          (i) For a period of 180 days from the date of the Prospectus, the Company will not directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible

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McKinnon & Company, Inc.
____________, 2002
Page 10

into or exchangeable for Common Stock (other than the Shares and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Underwriter.

     7.   Costs and Expenses.

          (a) The Company will pay all costs and expenses incident to the performance by it of its obligations hereunder, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, during the period specified in Section 5(e) but not exceeding nine months after the date on which the Shares are first offered to the public, (ii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp tax in connection with the original issuance of the Shares, (iii) the preparation and delivery of the preliminary and supplemental Blue Sky memoranda (including the fees and disbursements of counsel for the Underwriter relating thereto), (iv) the registration or qualification, if required, of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including the fees and disbursements of counsel for the Underwriter relating thereto), (v) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company and the Underwriter, (vi) during the period specified in Section 5(e) but not exceeding nine months after the date on which the Shares are first offered to the public, delivery to the Underwriter and dealers through whom Shares may be sold (including postage, air freight and the expenses of counting and packaging) of such copies of the Registration Statement, the Prospectus, each preliminary prospectus and amendments or supplements to the Registration Statement and the Prospectus as may be requested for use by the Underwriter or by dealers through whom Shares may be sold in connection with the offering and sale of the Shares and during such period of time thereafter as the Prospectus is required, in the judgment of the Company or in the opinion of counsel for the Underwriter, to be delivered in connection with the offer and sale of the Shares by you and by dealers, (vii) filing fees with the NASD in connection with the Offering, (viii) filing fees and costs associated with the inclusion of the Shares for trading on the Over-the-Counter Bulletin Board; (ix) the costs of all informational and/or investor due diligence meetings, and (x) the performance by the Company of its other obligations under this Agreement. The Underwriter shall pay its own costs and expenses except as otherwise provided in this Agreement.

          (b) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than by notice given by you terminating this Agreement pursuant to Section 11 hereof), or if this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply in any material respect with the terms, or fulfill in any material

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McKinnon & Company, Inc.
____________, 2002
Page 11

respect any of the conditions, of this Agreement, the Company agrees without further obligation to reimburse you for all out-of-pocket expenses (including fees and expenses of your counsel) actually incurred in connection herewith.

     7. Conditions of the Underwriter's Obligations. The obligations of you hereunder are subject to the following conditions:

          (a) That the Registration Statement shall have become effective not later than 5:00 p.m., on the date hereof, or at such later date and time as shall be consented to by you.

          (b) That subsequent to the effective date of the Registration Statement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the condition (financial or otherwise), business, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus that, in your opinion, would materially adversely affect the market for the Shares.

          (c) That you shall have received on the Closing Date, an opinion in form reasonably satisfactory to counsel for the Underwriter dated as of such Closing Date, from Gaeta & Associates, P.A., counsel to the Company, to the effect that:

              (i) each of the Company and the Subsidiaries has been duly organized and incorporated or formed, as applicable, is validly existing under the laws of their respective state or other jurisdiction of incorporation or organization, is in good standing under applicable law and are duly qualified to do business and are in good standing in all jurisdictions that require such qualification or in which the failure to qualify in such jurisdictions could, in the aggregate, have a material adverse effect on the business, condition or properties of the Company or the Subsidiaries;

              (ii) all of the shares of Common Stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued and are fully paid and nonassessable;

              (iii) all of the outstanding shares of capital stock or ownership interests of the Subsidiaries are owned by the Company (except for _______ shares of the preferred stock of the Trust), have been duly authorized and validly issued, and are fully paid and nonassessable (except as set forth in North Carolina General Statutes Section 53-42) and, to the knowledge of such counsel, are owned by the Company free and clear of any lien, claim, security interest or other encumbrance, except as otherwise described in the Registration Statement and the Prospectus or such as are not material;

              (iv) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance of such Shares is not subject to any preemptive rights or, to the knowledge of such counsel, similar rights;

McKinnon & Company, Inc.
____________, 2002
Page 12

              (v) Except as described in the Prospectus, there are no warrants or options to purchase any securities of the Company; and to the knowledge of such counsel, the offering or sale of the Shares as contemplated by this Agreement does not give rise to any rights for the offering or sale of other shares of capital stock of the Company;

              (vi)   the certificates for the Shares are in proper legal form;

              (vii) this Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Underwriter) is a valid and binding agreement of the Company enforceable in accordance with its terms, except in all cases as rights of indemnity or contribution hereunder may be limited under applicable law and except as the enforceability hereof may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or general equitable principles;

              (viii) neither the Company nor the Subsidiaries, to the knowledge of such counsel, is in violation of its articles of incorporation or bylaws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture or other instrument known to such counsel that is material to the conduct of the business of the Company and the Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement, compliance by the Company with all provisions hereof and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the articles of incorporation or bylaws or other organizational document or operating agreement, as applicable, of the Company or the Subsidiaries or, to the knowledge of such counsel, any material agreement, indenture or other instrument to which the Company or a Subsidiary is a party or by which any of them is bound, or (assuming compliance with the Securities Act and other securities or Blue Sky laws) violate any law, administrative regulation or ruling (except as the indemnification or contribution provisions in this Agreement may be limited by applicable law) or, to the knowledge of such counsel, court decree applicable to the Company or the Subsidiaries or any of their respective properties;

              (ix) except for the order of the Commission declaring the Registration Statement effective and any permits and similar authorizations required under other securities or Blue Sky laws, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the consummation of the sale of the Shares to the purchasers through the Underwriter as contemplated by this Agreement;

              (x) the statements in the Prospectus under "Risk Factors", "Business - Litigation", "Description of Capital Stock" and "Supervision and Regulation" insofar as such statements constitute a summary of the documents, legal matters or proceedings referred to therein, fairly and accurately present in all material respects the information with respect to such documents, legal matters or proceedings;

McKinnon & Company, Inc.
____________, 2002
Page 13

              (xi) to the knowledge of such counsel, there are no pending or threatened legal or governmental proceedings to which the Company or a Subsidiary is a party or of which any property of the Company or a Subsidiary is the subject, which, if determined adversely to the Company or a Subsidiary, would individually or in the aggregate have a material adverse effect on the business, condition or properties of the Company and the Subsidiaries taken as a whole.

     Subject to its customary practices and limitations relating to the scope of such counsel's participation in the preparation of the Prospectus and its investigation or verification of information contained therein, Gaeta & Associates, P.A. also shall state that nothing has come to its attention to cause it to believe that the Prospectus (except for financial statements, schedules and other financial data included therein, as to which such counsel need not express any belief) contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except as aforesaid) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering the opinions required by this Section 7(c), such counsel with the consent of Underwriter's counsel may rely, as to matters of fact, upon certificates and representations of officers of the Company and the Subsidiaries and on certificates of public officials.

          (d) That you shall have received letters addressed to you and dated the date hereof and the Closing Date from Cherry, Bekaert & Holland, LLP, independent public accountants, substantially in the form heretofore approved by you.

          (e) That (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be contemplated by the Commission at or prior to the applicable Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in long-term debt of the Company or the Subsidiaries from that set forth or contemplated in the Registration Statement and the Prospectus; (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in the Registration Statement and the Prospectus, any material adverse change in the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) neither the Company nor the Subsidiaries shall have any material liability or obligation, direct or contingent, other than those liabilities or obligations reflected in the Registration Statement and the Prospectus or incurred or arising in the ordinary course of business; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and the Closing Date as if made on and as of such date, and you shall have received a certificate, dated the Closing Date and signed by the President and the Chief Financial Officer of the Company, to the effect set forth in this Section 7(e) and Section 7(f) below.

McKinnon & Company, Inc.
____________, 2002
Page 14

          (f) That the Company shall not have failed at or prior to the Closing Date to have performed or complied in any material respect with any of the agreements or covenants herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (g) The Company shall have furnished you such further certificates and documents confirming the representations and warranties contained herein and related matters as you may reasonably have requested.

     8. Conditions to the Obligations of the Company. The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at or before 5:00 p.m. on the date of this Agreement, or such later time and date to which the Company and the Underwriter may from time to time consent, the Registration Statement shall have become effective; at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened; and the Escrow Agent shall have tendered to the Company payment for the Shares.

     9.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement based upon information relating to the Underwriter in the last paragraph on the front cover of the Prospectus and in the Section of the Prospectus entitled "Underwriting", which were made in reliance upon and conformity with information furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection therewith; provided that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person with or prior to the written confirmation of the sale involved (or any supplement to the Prospectus at the time of such confirmation was not so delivered or sent) and the statement or omission giving rise to such loss, claim, damage, liability or expense was contained in the preliminary prospectus and corrected in the Prospectus (or any supplement thereto at the time such confirmation was delivered or sent).

          (b) If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter, in respect of which indemnity may be sought against the

McKinnon & Company, Inc.
____________, 2002
Page 15

Company in accordance with Section 9(a), the Underwriter shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. The Underwriter or any such person controlling the Underwriter shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded party) include both the Underwriter or controlling person and the Company and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case, if the Underwriter or controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any such action or separate but substantially related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Underwriter and controlling persons, which firm shall be designated in writing by you). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, liability, damage or expense by reason of such settlement or judgment.

          (c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information in the last paragraph on the front cover of the Prospectus and in the section of the Prospectus entitled "Underwriting," which were furnished by or on behalf of the Underwriter expressly for use in the Registration Statement and the Prospectus. If any action or claim shall be brought or asserted against the Company, its directors, any such officer or any such controlling person based on the Registration Statement or the Prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company by Section 9(b) hereof (except that if the Company shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), and the Company, its directors, any such officer and any such controlling person shall have the rights and duties given to the Underwriter by
Section 9(b) above.

          (d) If the indemnification of the Underwriter or the Company provided for in this Section 9 is unavailable as a matter of law to the Underwriter or the Company, as the case may be, in respect of any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage,

McKinnon & Company, Inc.
____________, 2002
Page 16

liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, as the case may be, on the one hand and the Underwriter on the other from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, bear to the total underwriting commissions received by the Underwriter as set forth in the table on the cover page of the Prospectus and in the section entitled "Underwriting" in the Prospectus. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company on the one hand or by the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses actually and reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it as agent for the Company exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

          (e) In any proceeding relating to the Registration Statement or the Prospectus, each party against whom contribution may be sought under this
Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f) The indemnity and contribution agreements contained in this
Section 9 and the respective agreements, representations, warranties and other statements of the Company or its officers and the Underwriter set forth in or made pursuant to this Agreement shall remain

McKinnon & Company, Inc.
____________, 2002
Page 17

operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or the Company or any person controlling the Underwriter, the Company or its directors, officers (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor hereunder and
(iii) any termination of this Agreement. A successor of the Underwriter or the Company or its directors or officers referred to above (or of any person controlling the Underwriter or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 9.

     10. Effective Date of Agreement. This Agreement shall become effective when notification of the effectiveness of the Registration Statement has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company by notifying you, or by you by notifying the Company; provided, however, that the provisions of this Section 10 and of Section 6 and Section 9 hereof shall at all times be effective.

     11. Termination of Agreement. This Agreement shall be subject to termination in your sole discretion, without liability on your part, by notice given to the Company, if prior to the Firm Closing Date (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National or SmallCap Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking or thrift activities in North Carolina or the United States shall have been declared by either federal or state authorities or
(iii) there shall have occurred any major outbreak or escalation of hostilities or other international or domestic calamity or crisis or major change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to proceed with the Offering. Notice of such cancellation shall be given to the Company by telegraph or telephone but shall be subsequently confirmed by letter.

     12. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriter, to McKinnon & Company, Inc., 555 Main Street, Suite 1212, Norfolk, Virginia 23510, Attention: William J. McKinnon, Jr. with a copy to Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, Attention: Alexander M. Donaldson; if to the Company, to Carolina Bank Holdings, Inc., 2604 Lawndale Drive, Greensboro, North Carolina 27408, Attention: Robert T. Brasswell, President, with a copy to Gaeta & Associates, P.A., 808 Salem Woods Drive, Suite 201, Raleigh, North Carolina 27615, Attention: Anthony Gaeta, Jr.

     13. Successors. This Agreement has been and is made solely for the benefit of the Underwriter, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successor" shall not include any purchaser of the Shares merely because of such purchase.

McKinnon & Company, Inc.
____________, 2002
Page 18

     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Virginia without reference to the conflict of laws principles thereof.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                          Very truly yours,

                                          CAROLINA BANK HOLDINGS, INC.



                                          By:______________________________
                                          Name:____________________________
                                          Title:___________________________



The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

McKINNON & COMPANY, INC.


By:________________________________
Name:______________________________
Title:_____________________________